Exhibit 99.1

Foamix Reports First Quarter 2018 Financial Results and Provides Corporate Update

Conference Call and Webcast on Wednesday, May 9 at 8:30am Eastern Time

Rehovot, Israel, May 8, 2018 – Foamix Pharmaceuticals Ltd. (NASDAQ: FOMX) (“Foamix” or the “Company”), a clinical stage specialty pharmaceutical company focused on developing and commercializing proprietary topical foams to address unmet needs in dermatology, announced today financial results for the first quarter ended March 31, 2018.

Clinical and Corporate Update:
•	The final patient has been enrolled and dosed in the third Phase 3 study (FX2017-22) investigating FMX101, the Company’s minocycline foam 4%, in patients with moderate-to severe acne.
o	Top-line results are expected in the third quarter of 2018.
o	The expected NDA filing for FMX101 is planned for the end of 2018.
•
In April 2018, the Company raised aggregate gross proceeds of approximately $16.2 million through a direct registered offering of approximately 2.9 million shares at a price of $5.50 per share to OrbiMed Partners Master Fund Limited.

•	On February 14th, 2018, the Company conducted a Type B pre-NDA meeting with the FDA to discuss the submission of a 505(b)(2) application for FMX101.
•	In January 2018, the Company announced positive safety data for the Phase 3 open-label safety extension study of FMX101 in moderate-to-severe acne for a treatment period of up to one year.
o
Details on the open-label study results for FMX101, including efficacy results at 52 weeks, are contained within the most recent Investor Presentation, available on the Company’s website at http://investors.foamix.com/events.

Financial Results for the First Quarter Ended March 31, 2018
Revenues
Revenues for the first quarter of 2018 were $906,000, a decrease of $21,000, or 2.3%, from $927,000 in the first quarter of 2017. The decrease is mainly due to a decrease in royalty payments in the amount of $83,000 from Bayer for sales of Finacea® Foam.

Operating Expenses
Research and Development Expenses
Research and development expenses for the first quarter were $22.8 million, compared to $12.7 million in the first quarter of 2017. The increase in research and development expenses resulted primarily from an increase of $9.1 million in costs relating predominantly to FMX101 and FMX103 clinical trials and an increase of $634,000 in payroll and payroll-related expenses (including share-based compensation) primarily due to a change in the measurement of share-based compensation expenses of a consultant and the increase in headcount and salary raises.

Selling, General and Administrative Expenses
Selling, general and administrative expenses for the first quarter of 2018 were $3.8 million, compared to $2.8 million in in the first quarter of 2017. The increase in selling, general and administrative expenses resulted primarily from an increase in payroll and other payroll-related expenses (including share-based compensation) mostly due to an increase in headcount, salary raises and accounting modification relating to share-based compensation of a consultant.

Net Loss
For the quarter ended March 31, 2018, the Company recorded a net loss of $26.0 million, or $0.69 per share, basic and diluted, compared with a loss of $14.4 million or $0.39 per share, basic and diluted, for the quarter ended March 31, 2017.

Cash & Cash Equivalents
At March 31, 2018, the Company had $53.1 million in cash and investments compared to $76.4 million at December  31, 2017.  Subsequent to the end of the first quarter, the Company raised gross proceeds of $16.2 million in a registered share offering with OrbiMed Partners Master Fund Limited. The Company believes, based on its current business plan, that its existing cash, cash equivalents and marketable securities will fund operating expenses and capital expenditure requirements throughout the completion of its third pivotal Phase 3 clinical trial for its lead product candidate FMX101 and its two pivotal Phase 3 clinical trials for FMX103.

Conference Call & Webcast
Wednesday, May 9 @ 8:30am Eastern Time
Toll Free:	800-289-0438
International:	323-794-2423
Conference ID:	5805126
Webcast:	http://public.viavid.com/index.php?id=129205

Replays, Available through May 23:
Toll-Free:	844-512-2921
International:	412-317-6671
Conference ID:	5805126

A replay will also be archived on the Company’s website at www.foamix.com promptly after the conference call.

About Foamix
Foamix is a specialty pharmaceutical company focused on the development and commercialization of proprietary, innovative and differentiated topical drugs for dermatological therapy. Our leading clinical stage product candidates are FMX101, our novel minocycline foam for the treatment of moderate-to-severe acne and FMX103, our novel minocycline foam for the treatment of rosacea. We continue to pursue research & development of our proprietary, innovative foam technologies for the treatment of various skin conditions. We currently have development and license agreements relating to our technology with various pharmaceutical companies including Bayer HealthCare and others.

Foamix uses its website (www.foamix.com) as a channel to distribute information about Foamix and its product candidates from time to time. Foamix may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Foamix’s website in addition to following its press releases, filings with the Securities & Exchange Commission (“SEC”), public conference calls, and webcasts.

Cautionary Note Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and the safe harbor provisions created by those sections. Forward-looking statements are statements that are not historical facts, such as statements regarding assumptions, expectations, forecasts, beliefs or intentions related to financial results, commercial results, timing and results of clinical trials and U.S. FDA and other regulatory agencies authorizations. Forward-looking statements are based on our current knowledge and our present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of various factors including, but not limited to, unexpected delays in clinical trials or announcement of results, excess costs or unfavorable results of clinical trials, delays or denial in the U.S. FDA approval process, additional competition in the acne and dermatology markets, denial of reimbursement by third party payors or inability to raise additional capital, our ability to recruit and retain key employees and our ability to stay in compliance with applicable laws, rules and regulations. We discuss many of these risks in greater detail in our annual and other periodic filings with the SEC, including under the heading “Risk Factors” in our most recent annual report. Although we believe these forward-looking statements are reasonable, they speak only as of the date of this announcement and Foamix undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Finacea® is a registered trademark of Bayer Healthcare.

Contact:	U.S. Investor Relations
Ilan Hadar, CFO & Country Manager	Michael Rice
Foamix Pharmaceuticals Ltd.	LifeSci Advisors, LLC
+972-8-9316233	646-597-6979
ilan.hadar@foamixpharma.com	mrice@lifesciadvisors.com

FOAMIX PHARMACEUTICALS LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except per share data)
(Unaudited)

	March 31, 2018	December 31, 2017
A s s e t s
CURRENT ASSETS:
Cash and cash equivalents	$12,770	$15,956
Restricted cash	250	250
Short term bank deposits	6,043	19,443
Investment in marketable securities	28,578	31,797
Restricted investment in marketable securities	286	290
Accounts receivable:
Trade	846	996
Other	424	772
TOTAL CURRENT ASSETS	49, 197	69,504

NON-CURRENT ASSETS:
Investment in marketable securities	5,054	8,533
Restricted investment in marketable securities	141	143
Property and equipment, net	2,045	2,042
Other	32	32
TOTAL NON-CURRENT ASSETS	7,272	10,750

TOTAL ASSETS	$56,469	$80,254

	March 31, 2018	December 31, 2017
Liabilities and shareholders’ equity
CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$8,186	$6,436
Deferred revenues	-	62
Other	2,647	3,730
TOTAL CURRENT LIABILITIES	10,833	10,228

LONG-TERM LIABILITIES:
Liability for employee severance benefits	402	437
Other liabilities	890	988
TOTAL LONG-TERM LIABILITIES	1,292	1,425
TOTAL LIABILITIES	12,125	11,653
COMMITMENTS (Note 6)
SHAREHOLDERS’ EQUITY:
Ordinary Shares, NIS 0.16 par value - authorized: 90,000,000 Ordinary Shares as of March 31, 2018 and December 31, 2017; issued and outstanding: 37,551,511 and 37,498,128 Ordinary Shares as of March 31, 2018 and December 31, 2017, respectively	1,578	1,576
Additional paid-in capital	210,116	208,364
Accumulated deficit	(167,223)	(141,281)
Accumulated other comprehensive loss	(127)	(58)
TOTAL SHAREHOLDERS’ EQUITY	44,344	68,601
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$56,469	$80,254

FOAMIX PHARMACEUTICALS LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2018	2017
REVENUES	$906	$927
OPERATING EXPENSES:
Research and development	22,825	12,675
Selling, general and administrative	3,801	2,822
TOTAL OPERATING EXPENSES	26,626	15,497
OPERATING LOSS	25,720	14,570
FINANCE INCOME, net	(73)	(257)
LOSS BEFORE INCOME TAX	25,647	14,313
INCOME TAX	330	71
NET LOSS FOR THE PERIOD	$25,977	$14,384

LOSS PER SHARE BASIC AND DILUTED	$0.69	$0.39

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING USED IN COMPUTATION OF BASIC AND DILUTED LOSS PER SHARE IN THOUSANDS	37,541	37,188